Exhibit 99.1

For Immediate Release

Caliper Life Sciences Reports Third Quarter 2007 Financial Results

- Q3 Revenue of $36.7Million, 38% Increase over Q3 2006 -

HOPKINTON, Mass., November 7, 2007 — Caliper Life Sciences, Inc. (NASDAQ: CALP), a leading provider of tools and services for drug discovery and life sciences research, today announced its third quarter financial results for 2007.  Third quarter revenues were $36.7 million, an increase of 38% from $26.5 million in the same period in 2006.  Net loss for the quarter was $2.4 million ($0.05 per share) compared to a net loss of $13.5 million ($0.33 per share) in the same quarter of 2006.  Caliper attributed its revenue growth to its August 2006 Xenogen acquisition, growth in its drug discovery services, and increased microfluidics license fees. The third quarter 2007 reduction in net loss was due to strong revenue growth as well as an improved post-acquisition cost structure, including ongoing cost reduction initiatives.

Third quarter highlights include:

•                  Revenues of $36.7 million exceeded the company’s previously announced third quarter guidance of $31 to $35 million.

•                  Product revenue was even with the third quarter of 2006. Microfluidics instrument and reagent sales generated 49% growth as a result of the early 2007 introduction of the LabChip EZ Reader and continued success with the LabChip 90 instrument platform.  This was offset by IVIS imaging revenue which declined $1.5 million due to timing issues associated with grant funding and seasonal irregularities associated with sales in Europe. The company anticipates a recovery to a sustainable 16% growth rate in imaging products in the fourth quarter and beyond. IVIS instrument revenue has averaged 23% growth since the Xenogen acquisition in August 2006.

•                  Service revenue grew 71% versus the third quarter of 2006. The previously announced Toxcast contract with the U.S. Environmental Protection Agency for in vitro compound toxicity screening was initiated during the quarter and was a significant contributor to service revenue growth.

•                  License fees and contract revenue increased $6.0 million versus the prior year quarter. During the quarter, Caliper and a licensee agreed to expand the scope of earlier license agreements between the companies. Also, Wako Pure Chemical Industries, Ltd. made milestone payments for intellectual property rights pursuant to its previously announced license agreement with Caliper.

•                  Combined product and service revenue grew 17% in the third quarter, including 7% organic growth. (“Organic growth” includes the change in revenues from Xenogen products and services over the comparable prior year period when Xenogen was a separate legal entity.) Combined product and service gross margins improved to 41%, a gain of over 1000 basis points, due to economies of scale derived from consolidation of Xenogen manufacturing into Caliper facilities, the benefits of initiatives to reduce material costs including overseas sourcing and volume gains in the service business.

•                  Positive operating cash flow of $1.9 million was generated in the quarter.

“We posted strong overall financial results in the third quarter,” said Kevin Hrusovsky, president and CEO of Caliper. “The EPA Toxcast screening project is having a positive financial effect and we believe it will be a major contributor to our services revenue in 2008. Our new products continue to gain traction in the market, particularly our kinase profiling tools – the LabChip EZ Reader and ProfilerPro reagents.”

Mr. Hrusovsky continued, “Revenue from microfluidics technology licenses contributed to us exceeding our third-quarter targets. We were pleased to secure these transactions but reiterate that such transactions are likely not a source of recurring revenue going forward. For this reason, as well as the strong potential of our new microfluidics products, we are focusing our investments on further building our direct channel business.”  Hrusovsky added, “We were disappointed in the performance of our IVIS products for the third quarter; however, we fully expect a healthy rebound in the fourth quarter.  Most importantly, our bottom line has improved $11.1 million, or $0.28 per share, versus the third quarter of 2006.  We believe we are well positioned to continue growing our top line and improving margins for the upcoming quarter and for 2008.”

GAAP Guidance

Revenue guidance for the fourth quarter of 2007 is $37 to $40 million (growth of 7% to 15%) and for the full year is $137 to $140 million (growth of 27% to 30%).

Supplemental Non-GAAP Financial Results

Caliper supplements its GAAP financial reporting with certain non-GAAP financial measures. A reconciliation of Caliper’s GAAP to non-GAAP Statements of Operations is provided at the end of this release under “Adjusted Consolidated Statements of Operations.” Adjusted results of operations exclude stock-based compensation charges and acquisition-related revenue adjustments and expenses, such as amortization of intangibles and restructuring charges and credits. Caliper believes that providing this additional information enhances investors’ understanding of the financial performance of Caliper’s operations and increases the comparability of its current financial statements to prior periods.

In the third quarter of 2007, Caliper reported adjusted revenue of $36.8 million, an increase of 34% over the third quarter of 2006, and adjusted net income of $1.4 million or

$0.03 per share in comparison with an adjusted net loss of $6.4 million or ($0.16 per share) in the third quarter of 2006.

Caliper will discuss its third quarter results in a conference call to be held today, November 7, at 9:00 a.m. EST. To participate in the call, please dial 888-680-0869 five to ten minutes prior to the call and use the participant passcode 24722133. International callers can access the call by dialing 617-213-4854 and entering the same passcode.  You may also pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PRDRQ7FGB.

A live webcast of the call can be accessed at www.fulldisclosure.com or on the Caliper website at www.caliperLS.com in the Events section of the Investor Relations page. A webcast replay of the call will remain available until Caliper’s earnings call for the fourth quarter of 2007.

Telephone replays of the conference call will be available approximately two hours after the completion of the call on November 7, 2007 until November 14, 2007. To access a telephone playback of the proceedings, dial 888-286-8010 and use the participant passcode 21426002. International callers can access the playback by dialing 617-801-6888 and using the same participant passcode.

About Caliper Life Sciences

Caliper Life Sciences is a premier provider of cutting-edge technologies enabling researchers in the life sciences industry to create life-saving and enhancing medicines and diagnostic tests more quickly and efficiently.  Caliper is aggressively innovating new technology to bridge the gap between in vitro assays and in vivo results and then translating those results into cures for human disease.  Caliper’s portfolio of offerings includes state-of-the-art microfluidics, lab automation & liquid handling, optical imaging technologies, and discovery & development outsourcing solutions.  For more information please visit www.caliperLS.com.

The statements in this press release regarding future events, including statements regarding Caliper’s expected financial results for the fourth quarter ending December 31, 2007 and for fiscal year 2007, Caliper’s beliefs regarding the future growth rate performance of its IVIS imaging products, the strong potential of Caliper’s microfluidics products, and the effect of the EPA Toxcast contract on future revenues and margins, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements as a result of a number of factors, including the risks that unexpected difficulties may be encountered in gaining wider commercial adoption of Caliper’s new products, that the EPA may not expand the screening of compounds under the Toxcast contracts as much or as rapidly as expected by Caliper, and that Caliper’s expectations regarding demand for its products and services may not materialize if capital spending by Caliper’s customers declines, if competitors introduce new competitive products, or if Caliper is unable to convince potential customers regarding the superior performance of its drug discovery and imaging systems and other products. Further information on risks faced by Caliper are detailed under the caption “Risks Related To Our Business” in Caliper’s Annual Report on Form 10-K for the year ended December 31, 2006. Our filings are available on a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Caliper does not undertake any obligation to update forward-looking or other statements in this release or the conference call.

NOTE:  Caliper, Xenogen, IVIS and LabChip are registered trademarks, and EZ Reader and ProfilerPro are trademarks, of Caliper Life Sciences, Inc. or its subsidiaries.

Contacts:	Media:
Thomas Higgins	Stacey Holifield or Melissa
Bruno
Chief Financial Officer	Schwartz Communications
508.497.2809	781.684.0770
Thomas.Higgins@caliperls.com

CALIPER LIFE SCIENCES, INC.

SELECTED FINANCIAL INFORMATION

(unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenue:
Product revenue	$18,504	$18,501	$54,787	$45,509
Service revenue	10,172	5,934	28,044	16,366
License fees and contract revenue	8,045	2,091	17,620	11,276

Total revenue	36,721	26,526	100,451	73,151

Costs and expenses:
Cost of product revenue	11,278	12,816	33,800	31,430
Cost of service revenue	5,511	4,155	16,600	9,733
Cost of license revenue	971	73	2,238	73
Research and development	5,666	8,663	19,088	18,049
Selling, general and administrative	13,399	12,535	39,312	29,940
Amortization of intangible assets	2,522	2,020	7,593	4,528
Restructuring charges, net	22	23	30	97

Total costs and expenses	39,369	40,285	118,661	93,850

Operating loss	(2,648)	(13,759)	(18,210)	(20,699)
Interest income (expense), net	(205)	99	(321)	470
Other income, net	446	101	365	379
Benefit (provision) for income taxes	(21)	26	(180)	(197)

Net loss	$(2,428)	$(13,533)	$(18,346)	$(20,047)

Net loss per share, basic and diluted	$(0.05)	$(0.33)	$(0.39)	$(0.56)

Shares used in computing net loss per common share, basic and diluted	47,425	40,939	47,212	36,078

CALIPER LIFE SCIENCES, INC.

SELECTED FINANCIAL INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2007	December 31, 2006
	(unaudited)	*
Assets
Current assets:
Cash and cash equivalents	$14,174	$11,634
Marketable securities	3,770	13,303
Accounts receivable, net	28,874	30,822
Inventories	21,816	18,758
Other current assets	2,469	1,996

Total current assets	71,103	76,513

Property and equipment, net	11,630	13,182
Intangible assets, net	45,413	52,806
Goodwill	80,836	80,776
Other assets	1,822	1,499

Total assets	$210,804	$224,776

Liabilities and stockholders’ equity
Current liabilities and loans payable	$56,493	$49,661
Other long-term obligations	9,110	17,706
Stockholders’ equity	145,201	157,409

Total liabilities and stockholders’ equity	$210,804	$224,776

* Derived from audited financial statements for the year ended December 31, 2006.

CALIPER LIFE SCIENCES, INC.

SELECTED FINANCIAL INFORMATION

(unaudited)

ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	September 30, 2007				September 30, 2006
	Reported	Stock-based Comp	Other Adjustments	Adjusted (1)	Reported	Stock-based Comp	Other Adjustments	Adjusted (1)

Revenues:
Product revenue(4)	$18,504	$—	$—	$18,504	$18,501	$—	$273	$18,774
Service revenue(4)	10,172	—	—	10,172	5,934	—	—	5,934
License fees and contract revenue	8,045	—	56	8,101	2,091	—	555	2,646

Total revenues	36,721	—	56	36,777	26,526	—	828	27,354

Cost and Expenses:
Cost of product revenue (2), (4)	11,278	(87)	—	11,191	12,816	(124)	9	12,701
Cost of service revenue (2)	5,511	(22)	—	5,489	4,155	(44)	—	4,111
Cost of license revenue (4)	971	—	30	1,001	73	—	54	127
Research and development (2), (5)	5,666	(159)	—	5,507	8,663	(232)	(2,898)	5,533
Selling, general and administrative (2)	13,399	(968)	—	12,431	12,535	(1,027)	—	11,508
Amortization of intangible assets(3)	2,522	—	(2,522)	—	2,020	—	(2,020)	—
Restructuring charges(3)	22	—	(22)	—	23	—	(23)	—

Total costs and expenses	39,369	(1,236)	(2,514)	35,619	40,285	(1,427)	(4,878)	33,980

Operating loss	(2,648)	1,236	2,570	1,158	(13,759)	1,427	5,706	(6,626)
Interest income (expense), net	(205)	—	—	(205)	99	—	—	99
Other income, net	446	—	—	446	101	—	—	101
Benefit (provision) for income taxes	(21)	—	—	(21)	26	—	—	26

Net income (loss)	$(2,428)	$1,236	$2,570	$1,378	$(13,533)	$1,427	$5,706	$(6,400)

Net income (loss) per share — basic and diluted	$(0.05)			$0.03	$(0.33)			$(0.16)

Shares used in computing net loss per share — basic and diluted	47,425			47,425	40,939			40,939

See accompanying Notes to Adjusted Consolidated Statements of Operations

CALIPER LIFE SCIENCES, INC.

SELECTED FINANCIAL INFORMATION

(unaudited)

ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Nine Months Ended
	September 30, 2007				September 30, 2006
	Reported	Stock-based Comp	Other Adjustments	Adjusted (1)	Reported	Stock-based Comp	Other Adjustments	Adjusted (1)

Revenues:
Product revenue (4)	$54,787	$—	$—	$54,787	$45,509	$—	$273	$45,782
Service revenue	28,044	—	—	28,044	16,366	—	—	16,366
License fees and contract revenue (4)	17,620	—	1,017	18,637	11,276	—	555	11,831

Total revenues	100,451	—	1,017	101,468	73,151	—	828	73,979

Cost and Expenses:
Cost of product revenue (2), (4)	33,800	(329)	—	33,471	31,430	(373)	9	31,066
Cost of service revenue (2)	16,600	(99)	—	16,501	9,733	(111)	—	9,622
Cost of license revenue (4)	2,238	—	138	2,376	73	—	54	127
Research and development (2), (5)	19,088	(623)	—	18,465	18,049	(723)	(2,898)	14,428
Selling, general and administrative (2)	39,312	(2,919)	—	36,393	29,940	(2,870)	—	27,070
Amortization of intangible assets (3)	7,593	—	(7,593)	—	4,528	—	(4,528)	—
Restructuring charges (3)	30	—	(30)	—	97	—	(97)	—

Total costs and expenses	118,661	(3,970)	(7,485)	107,206	93,850	(4,077)	(7,460)	82,313

Operating loss	(18,210)	3,970	8,502	(5,738)	(20,699)	4,077	8,288	(8,334)
Interest income, net	(321)	—	—	(321)	470	—	—	470
Other income, net	365	—	—	365	379	—	—	379
Provision for income taxes	(180)	—	—	(180)	(197)	—	—	(197)

Net income (loss)	$(18,346)	$3,970	$8,502	$(5,874)	$(20,047)	$4,077	$8,288	$(7,682)

Net income (loss) per share— basic and diluted	$(0.39)			$(0.12)	$(0.56)		—	$(0.21)

Shares used in computing net loss per share — basic and diluted	47,212			47,212	36,078			36,078

Notes to Adjusted Consolidated Statements of Operations

(1)    To supplement the financial results presented on a GAAP basis, the Company uses adjusted measures of revenues, gross profit margins, costs and expenses, net loss and net loss per share which are non-GAAP financial measures. Caliper’s management uses these adjusted financial measures to gain an understanding of its comparative operating performance, and also in financial and operating decision-making because management believes they better reflect the underlying economics of Caliper’s ongoing business. Management believes that comparisons of adjusted financial measures may be more meaningful because operating results presented under GAAP may include, from time to time, items that management believes are not necessarily relevant to understand Caliper’s business. Caliper’s management believes that these adjusted financial measures provide useful information to investors and others in understanding and evaluating Caliper’s current operating performance and future prospects. The adjusted financial measures have limitations, however, because they do not include all items of income and expense that impact Caliper’s operations. Caliper’s management compensates for these limitations when using the non-GAAP financial measures by always presenting GAAP results with equal or greater prominence.  The adjusted measures exclude:

a)        Expense associated with the amortization of acquisition-related intangible assets, impairment of acquired intangible assets and in-process research and development. This exclusion allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held business activities and with both acquisitive and non-acquisitive peers.

b)        Deferred revenue adjustments recorded in purchase accounting that reduce revenues that would otherwise be recognized on a continuing GAAP basis.

c)        Restructuring expense-related to reductions in force and costs to discontinue activities including idle capacity costs. The costs largely relate to restructuring activities associated with business combinations and are not indicative of the Company’s normal operating costs.

d)        Stock-based compensation that is recognized under Statement of Financial Accounting Standards (SFAS) No. 123R which requires non-cash stock compensation expense to be recorded when stock options and other stock-related awards vest. Caliper’s management believes that available valuation methodologies and assumptions may result in estimates that are misleading in the comparison of its financial results to its peers, and do not provide meaningful insight into Caliper’s ongoing operations.

(2)   Adjustment represents stock-based compensation expense.

(3)   Adjustment represents intangible asset amortization and impairment charges and restructuring activities related to business combinations.

(4)   Adjustment represents revenues and related costs that were recorded at fair value in accordance with the provisions of SFAS No. 141 and EITF No. 01-03. As a result, these amounts were excluded from the reported results on a GAAP basis; however, due to the fact they relate to purchase accounting, they have been added back on an adjusted basis.

(5)   Adjustment represents in-process research and development charge related to Xenogen acquisition.

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